SERIES B CERTIFICATE OF INDEBTEDNESS

         No. ________________                                  $________________

         CORNERSTONE MINISTRIES INVESTMENTS, INC. ("ISSUER") promises to pay to ______________________________________________________ or registered assigns, the principal sum of
         ________________________________________ Dollars ($__________).
         Taxpayer I.D. Number: _________________ CUSIP Number:_________________.


         SERIES A CERTIFICATES OF INDEBTEDNESS
         Payment Dates:______________ and ________________.
         Record Dates:_______________ and ________________.
         Maturity Date:______________
         Interest Rate:______________

                                            Dated:_________________, 2000


         __________________________,  as    CORNERSTONE MINISTRIES
         Trustee, certifies that this is    INVESTMENTS, INC.
         one   of    the    Certificates
         referred   to  in   the   Trust
         Indenture.

         By:____________________________    By:__________________________
                                                     Cecil A. Brooks, President
         Name:__________________________
                                            Attest:_______________________
         Title:_________________________             John T. Ottinger, Secretary

                 [SEAL]                              [SEAL]



                                   Exhibit 4.3


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The registered owner of this Certificate shall be entitled to all the rights and privileges and subject to the conditions, limitations and agreements set forth in the Trust Indenture executed in connection with the offering of the securities described on the front side of this Certificate, the terms, covenants, conditions and agreements of such Trust Indenture being incorporated herein by this reference.

The Issuer will furnish to any Certificate owner upon written request and without charge a copy of the Trust Indenture. Requests may be made to John T. Ottinger, Cornerstone Ministries Investments, Inc., 6035 Atlantic Boulevard, Suite F, Norcross, Georgia 30071-1345.

Abbreviations. Customary abbreviations may be used in the name of a Certificate owner or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (- Uniform Gifts to Minors
Act).

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SECURITY POWER FORM:

     THE FOLLOWING MUST BE COMPLETED TO TRANSFER YOUR CERTIFICATE TO ANOTHER

For value received I/We hereby sell, assign and transfer unto

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            (Name and address of Transferee must be printed or typed)

-----------------------------------------------            ------/-----/-------
 City              State            Zip Code              Social Security Number

all right, title and interest to this Series B Certificate of Indebtedness, including all outstanding principal and accrued interest, and do hereby irrevocably constitute and appoint the Registrar to transfer the said Certificate on the books of the within named Issuer, with full power of substitution in the premises and to issue a new Certificate to the Transferee (New Owner). The Social Security Number of the Transferee (New Owner) his/her name and mailing address where he/she wishes to receive interest checks or notices must be provided to the Registrar along with the transfer fee BEFORE TRANSFER can be completed. The transfer request must be received 15 calendar days prior to an interest payment date.

                                  If Joint Ownership, Both Must Sign Certificate

Date:____________, ___            ______________________________________________
                                  Signed (Registered Owner as Shown on Front)

In the presence of:

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 Authorized Signature Guarantee     Signed  (Registered Owner as Shown on Front)

       Above Signatures must be guaranteed (not notarized) by a participant in a Medallion Guarantee Program.

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New  Owner -  Please  check  this  form  for  accuracy  before  you  sign.  Your
Certificate will be registered exactly as shown. You will be charged a fee per Certificate if you require further changes. You must sign below to verify your Social Security Number. Please provide your daytime telephone number (___)
_____-______________.
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         Please send me/us a confirmation and retain Certificate.

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Under penalties of perjury,  I certify (1) that the number shown on this form is my correct  taxpayer  identification  number,  and (2) that I am not  subject to

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backup  withholding  because:  (a) I have not been notified that I am subject to backup withholding as a result of failure to report all interest or dividends, or (b) the Internal Revenue Service has notified me that I am no longer subject to backup withholding.

_______________________________________________      SS#_________-_______-______
Signature of Transferee whose number is shown           Date:___________________
at right (or)

_______________________________________________      TIN#_________-_______-_____
Signature of Authorized Signer for Transferee           Date:___________________